Exhibit 10

AMENDMENT NO. 2

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of June 15, 2005 (the “Amendment”) is executed among Circus and Eldorado Joint Venture, a Nevada general partnership (“Borrower”) and Bank of America, N.A., as Administrative Agent, acting with the consent of the Lenders, with reference to that certain Second Amended and Restated Credit Agreement dated as of March 5, 2002 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”) among Borrower, the Lenders referred to therein and Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

RECITALS

A. As of the date of this Amendment, there are no Loans or Letters of Credit outstanding under the Credit Agreement.

B. Borrower anticipates that it may not be in compliance with Section 7.6(A) and (B) of the Credit Agreement as of the fiscal quarter ending June 30, 2005 and its inability to comply with these covenants may continue as to later fiscal quarters (the “Financial Covenants”).

C. The Lenders are willing to waive the Financial Covenants as of the fiscal quarter ended June 30, 2005 and each other fiscal quarter in respect of which there are no obligations outstanding under the Credit Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Administrative Agent hereby agree as follows:

1. Conditional Waiver of Financial Covenants. Administrative Agent hereby waives any default in respect of the Financial Covenants in respect of the Fiscal Quarter ending June 30, 2005, and each subsequent Fiscal Quarter through and including December 31, 2005, provided that this waiver shall not continue in respect of any Fiscal Quarter following the date upon which any additional credit is extended under the Credit Agreement. This waiver shall not apply to any other violation of the Credit Agreement.

2. Conditions Precedent to Any Draw on Line of Credit. Following the date hereof, the obligations of Lenders to make Loans and the obligation of the Issuing Lender to provide Letters of Credit hereunder, in addition to satisfaction of the conditions precedent specified in Article 4, are subject to the following conditions:

(a) the Borrower will be in compliance with the Financial Covenants as to the then most recent Fiscal Quarter in respect of which it is required to deliver financial statements pursuant to Section 6.1.

(b) the Borrower shall have delivered a certificate to the Administrative Agent demonstrating that, after giving pro forma effect to the requested Loan or Letters of Credit as of such Fiscal Quarter, Borrower would have been in compliance with the Financial Covenants.

3. Conditions Precedent. As conditions precedent to the effectiveness hereof, the Administrative Agent shall have received:

(a) A counterpart of this Amendment executed by Borrower;

(b) Written consents hereto executed by each of the Requisite Lenders; and

(c) A written consent of guarantor hereto executed by Silver Legacy Capital Corp., a Nevada corporation.

4. Confirmation. In all other respects, the Credit Agreement and the other Loan Documents are hereby confirmed.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership

By:	/s/ Gary Carano
Gary Carano, Chief Executive Officer
[Printed Name and Title]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Chris M. Levine
Chris M. Levine, Assistant Vice President
[Printed Name and Title]

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the Second Amended and Restated Credit Agreement dated as of March 5, 2002, among Eldorado Joint Venture, a Nevada general partnership, the Lenders referred to therein and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Amendment No. 2 to Second Amended and Restated Credit Agreement, substantially in the form provided to the undersigned as a draft.

Bank of America, N.A.
[Name of Lender]

By:	/s/ Justin Lien
Justin Lien, Vice President
[Printed Name and Title]

Date: June 15, 2005

CONSENT OF LENDER

This Consent of Lender is delivered with reference to the Second Amended and Restated Credit Agreement dated as of March 5, 2002, among Eldorado Joint Venture, a Nevada general partnership, the Lenders referred to therein and Bank of America, N.A., as Administrative Agent (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned Lender hereby consents to the execution, delivery and performance of the proposed Amendment No. 2 to Second Amended and Restated Credit Agreement, substantially in the form provided to the undersigned as a draft.

U.S. Bank, N.A.
[Name of Lender]

By:	/s/ Mark McVeigh
Mark McVeigh, Vice President
[Printed Name and Title]

Date: June 15, 2005